UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2011

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Credit Agreement

On April 25, 2011, Florida Gaming Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) at its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC, as Administrative Agent for the Lenders.  Innovation Capital, LLC served as exclusive Financial Advisor to the Company and Placement Agent on the debt financing.

The Credit Agreement provides for an $87,000,000 senior secured term loan (the “Term Loan”) that will mature on April 25, 2016.  The Term Loan was issued at a price of 98.0% and will generally bear interest at a rate varying between 15.75% and 16.50%.  The net proceeds of the Term Loan are $83,520,000, after deducting fees and discounts to the Lenders related to the transaction.

The Company intends to use the net proceeds from the Term Loan to fund capital expenditures and for working capital and general corporate purposes. The capital expenditures encompass an expansion project at the Company’s Miami Jai-Alai fronton, which will include the development of a casino floor featuring approximately 1,000 new slot machines that will complement existing poker tables; upgraded food, beverage service and entertainment amenities; a renovated Jai-Alai venue; and approximately 1,500 surface parking spaces (the “Project” or “The Casino at Miami Jai-Alai”).

In addition to providing funds to develop the Project, including adequate reserves for interest payments and contingencies during construction, a portion of the Term Loan proceeds will be used to repay approximately $8.8 million of existing debt and other payables, provided certain gaming licenses are obtained before such repayment.  In connection with the execution of the Credit Agreement, the Company has also executed a Deed in Lieu of Foreclosure (the “Deed in Lieu of Foreclosure”) to be in full satisfaction of previously disclosed indebtedness of approximately $355,000 owed to H2C, Inc.  The Deed in Lieu of Foreclosure conveys approximately 18 acres of unimproved real property in St. Lucie County in the State of Florida. See the Company’s Current Report on Form 8-K filed on January 6, 2011 for additional information.

At the closing, the Lenders received warrants, with a $0.01 exercise price, currently equal to 35% (the “Base Percentage”) of the stock in Centers (the “Centers Warrants”) and such percentage may increase depending on the number of slot machines that may become operational at a competing facility in the future.  The Base Percentage shall increase by one one-hundredth percent (0.01%), up to a maximum of 10.0%, for each slot machine made available for gaming at Hialeah Park Race Track at any time while the Centers Warrants are outstanding (the “Hialeah Increase”).  Centers may have the ability to reduce the Hialeah Increase by up to one-half, depending on actual financial performance in the future exceeding certain thresholds, by paying the Lenders an aggregate of $500,000 for each percentage point it wishes to deduct from the Hialeah Increase.  Centers is obligated to make an offer to repurchase the Centers Warrants upon the occurrence of any Trigger Event, which is defined to include the following: (a) the maturity date of the Term Loan; (b) the date upon which the Term Loan is repaid in full (the “Repayment Date”); (c) upon a change of control in Centers; (d) upon the commencement of bankruptcy proceedings (or any similar action or insolvency event) by Centers; and (e) if the maturity date of the Term Loan or the Repayment Date occurs prior to the fifth anniversary of the opening date of The Casino at Miami Jai-Alai (the “Opening Date”), then each anniversary of the Opening Date occurring after the Repayment Date and on or prior to the fifth anniversary of the Opening Date.

In addition, at the closing, the Lenders received warrants in the Company currently equal to 30.0% of its fully diluted common equity ownership (the “Company Warrants” and collectively with the Centers Warrants, the “Warrants”). The Company Warrants have a $25 exercise price; however, if (i) the Lenders’ construction consultant determines that Centers will need to access any amount of a $3.0 million completion guarantee (thus representing that the Project is “Out of Balance”), which has been funded by the Term Loan, to complete the Project on time and on budget and (ii) the Company and Centers have not raised new equity to replace the $3.0 million completion guarantee and thereby cancel the Company Warrants at anytime from the closing until 30 days after the Project is determined to be Out of Balance, the Company Warrants shall become exercisable at $0.01. If the Company is successful at raising new equity to replace the completion guarantee, the $3.0 million shall be used to prepay the Term Loan at par upon receipt of such proceeds. Similarly, if the Company is able to complete the Project on time without going Out of Balance, the completion guarantee will be canceled upon the Opening Date and the $3.0 million shall be used to prepay the Term Loan at par and the Company Warrants cancelled.
The Term Loan is also subject to other prepayments upon the occurrence of certain events, including an annual excess cash flow sweep.  Borrowings under the Term Loan will be secured by a first priority security interest in all tangible and intangible assets of Centers and each guarantor under the Term Loan, including the Company.

The Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the Company Warrants.

The Credit Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including (among others) restrictions on indebtedness, liens, transactions with affiliates, and acquisitions, consolidations, mergers and asset sales.  The Credit Agreement also contains financial covenants including, (i) maximum leverage, (ii) minimum fixed charge coverage, (iii) maximum capital expenditures and (iv) minimum EBITDAM.

The foregoing description of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  The foregoing description of the material terms of the Warrants and any related registration rights is qualified in its entirety by reference to the Centers Warrant Agreement, the Company Warrant Agreement and the Registration Rights Agreement, copies of which are included as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth in Item 5.02 with respect to the Freedom Consulting Agreement (as defined in Item 5.02) is hereby incorporated by reference in this Item 1.01.

Modification Agreements

In connection with the closing of the Credit Agreement, the Company entered into the following agreements:

A.  A Modification Agreement with Solomon O. Howell and James W. Stuckert (the “Howell-Stuckert Modification Agreement”) whereby a Memorandum of Agreement, dated August 14, 2009 for a note in the amount of $1,000,000 was amended to (i) extend the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, (ii) at the Company’s option permit interest to be paid-in-kind instead of in cash and (iii) subordinate the obligations under the Memorandum of Agreement to those under the Credit Agreement.

B.  A Modification, Assignment and Assumption Agreement with Freedom Holding, Inc. (“Holding”) and Centers (the “Holding Modification Agreement”) whereby Holding agreed to amend a series of promissory notes of Centers with an original principal amount of $1,322,573.73 to Holding to (i) release Centers from the obligations thereunder and accept the Company as the new borrower under the promissory notes, (ii) extend the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, (iii) convert all interest payments to be paid-in-kind instead of in cash and (iv) generally subordinate the obligations under the promissory notes to those under the Credit Agreement.

C.  A Modification, Assignment and Assumption Agreement with Andrea S. Neiman and Centers (the “Neiman Modification Agreement”) whereby Ms. Neiman agreed to modify an original note in the amount of $125,000 to (i) release Centers from the obligations thereunder and accept the Company as the new borrower under the note, (ii) extend the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, (iii) at the Company’s option permit interest to be paid-in-kind instead of in cash and (iv) generally subordinate the obligations under the note to those under the Credit Agreement.

Promissory Note

In connection with the closing of the Credit Agreement, the Company also entered into a Promissory Note (the “Promissory Note”) with Freedom Financial Corporation (“Freedom”) in the amount of $1,905,000 for certain accounts receivable and unpaid consulting services rendered by Freedom to the Company.   Under the Promissory Note, (i) the indebtedness is subordinate to the obligations under the Credit Agreement, (ii) interest shall be paid-in-kind instead of in cash and (iii) the outstanding principal shall be due and payable in full on the date that is six (6) months after the maturity date under the Credit Agreement.

The foregoing descriptions of the material terms of the Howell-Stuckert Modification Agreement, Holding Modification Agreement, Neiman Modification Agreement and Promissory Note are qualified in their entirety by reference to the Howell-Stuckert Modification Agreement, Holding Modification Agreement, Neiman Modification Agreement and Promissory Note, copies of which are included as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02       Termination of a Material Definitive Agreement.

The response to Item 1.01 with respect to the Deed in Lieu of Foreclosure is incorporated by reference in this Item 1.02.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 3.02       Unregistered Sales of Equity Securities.

The response to Item 1.01 with respect to the Company Warrants is incorporated by reference in this Item 3.02.  The Company relied on an exemption from registration of the Company Warrants provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 5.01       Changes in Control of the Registrant.

(b)   Concurrent with the closing of the financing under the Credit Agreement, William B. Collett, William B. Collett, Jr. and the Hurd Family Partnership, L.P. (the “Pledgors”) entered into the Freedom Pledge Agreement (the “Freedom Pledge Agreement”) with ABC Funding, LLC. Under the Freedom Pledge Agreement, the Pledgors pledged their capital stock in Holding, which is an affiliate of the Company and may be deemed to be a “parent” of the Company as such term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) by virtue of its beneficial ownership of the Common Stock of the Company, for the benefit of the Lenders as security of the obligations under the Credit Agreement.  The foregoing description of the material terms of the Freedom Pledge Agreement is qualified in its entirety by reference to the Freedom Pledge Agreement, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the closing of the financing under the Credit Agreement, the Board of Directors of the Company implemented a management succession plan to provide leadership for the Company going forward.  As part of this plan, W. Bennett Collett, Jr. (age 55) (“B. Collett”) was promoted from President and Chief Operating Officer of the Company and Centers to President and Chief Executive Officer of the Company and Centers.  Since August, 1989, Mr. B. Collett has served as Executive Vice President of Freedom. He has been a director of Freedom since its formation in 1985 and a director of Holding since April, 1998.  He presently serves as Secretary and Treasurer of Holding.  Mr. B. Collett has served in various officer capacities for the Company since 1993, and has been on the Company's Board of Directors since 1994.  Mr. B. Collett is the son of W. Bennett Collett (“W. Collett”).

In connection with Mr. B. Collett’s promotion, he entered into an employment agreement (the “B. Collett Employment Agreement”) with Centers, which generally provides for the following: (i) an initial term beginning on March 31, 2011 and ending on December 31, 2016, with automatic 12-month extensions thereafter unless earlier terminated, (ii) an annual base salary of $300,000 and (iii) subject to the discretion of the Board of Directors, an annual bonus beginning in calendar year 2012 not to exceed 50% of the base salary.  In addition, Mr. B. Collett entered into an Employee Bonus Compensation Restriction Agreement (the “Restriction Agreement”) with the Administrative Agent, which restricts the bonus payments that may made under the B. Collett Employment Agreement upon the occurrence of an event of a default or default under the Credit Agreement.

Also as part of the management succession plan, Daniel J. Licciardi (age 54) was promoted to Chief Operating Officer of the Company and Centers.  Mr. Licciardi was elected Executive Vice-President and Pari-Mutuels Manager of Centers in 1998.  Mr. Licciardi was employed at the Miami Jai-Alai when present management took over in 1997, and has overseen the operations at the Miami Jai-Alai for over 30 years.  In connection with Mr. Licciardi’s promotion, he entered into an employment agreement (the “Licciardi Employment Agreement”) with Centers, which generally provides the following: (i) an initial term beginning on March 31, 2011 and ending on December 31, 2016, with automatic 12-month extensions thereafter unless earlier terminated, (ii) an annual base salary of $225,000 and (iii) subject to the discretion of the Board of Directors, an annual bonus beginning in calendar year 2012 not to exceed 50% of the base salary.

In connection with Mr. B. Collett’s promotion, Mr. W. Collett retired as Chief Executive Officer of the Company, but will continue in his roles as Chairman and a Director of the Company. Mr. W. Collett will also provide consulting services to the Company on a going-forward basis through Freedom under a Consulting Agreement between Freedom and the Company (the “Freedom Consulting Agreement”). The Freedom Consulting Agreement is for a term beginning on April 25, 2011 and ending on December 31, 2017 and provides for fees paid by the Company to Freedom in an amount that may vary between $300,000 and $450,000 annually, depending on the financial performance of the Company.  The Freedom Consulting Agreement generally provides that (i) the maximum number of hours of consulting work that Freedom may cause W. Collett to perform for the Company is 500 hours, (ii) any compensation under the Freedom Consulting Agreement is subject to certain representations, warranties and covenants made under the Credit Agreement, (iii) and the Freedom Consulting Agreement may be terminated by either party without cause upon 90 days’ written notice.

Holding owns 1,325,869 shares of the Company’s common stock, 1,000 shares of the Company’s Preferred F stock, 20,000 warrants and 706,000 stock options. The stock and options were transferred to Holding in 2008 by Freedom, W. Collett, and B. Collett. Holding may be deemed to be a “parent” of the Company as such term is defined in the rules promulgated under the Exchange Act, by virtue of beneficial ownership of 46.2% of the common stock of the Company. Holding is owned by three individuals, W. Collett, B. Collett, and Hurd Family Partnership, L.P. Holding has pledged all 1,325,869 shares of the Company’s common stock and the 1,000 shares of Preferred F stock to a bank as collateral for a loan. Concurrent with the closing of the financing under the Credit Agreement, Pledgors entered into the Freedom Pledge Agreement with ABC Funding, LLC. Under the Freedom Pledge Agreement the Pledgors pledged their capital stock in Holding. For further information refer to Exhibit 10.6 attached to this Current Report on Form 8-K.

On October 31, 2005 Freedom purchased Center’s note with First Bank (formerly CIB) for $2,400,000.  At the same date, the Company renegotiated the terms of this note with Freedom.  Under the new terms, the note had a fixed interest rate of 8.0% per annum and was secured by various mortgages, rents, and receivables.  The note matured on October 31, 2008 and was refinanced under a new note with Holding (which was the parent company of Freedom) on November 1, 2008, and extended by new promissory notes dated May 1, 2009, September 1, 2009, and September 1, 2010.  The Holding note is unsecured, and bears interest at 10.0% per annum.  As an inducement to refinance the note the Company issued Holding a warrant to purchase 20,000 shares of the Company’s $0.20 par value common stock at a price per share $8.25.  The warrant is exercisable at any time from November 1, 2008 through November 1, 2011.

On April 25, 2011 Holding entered into the Holding Modification Agreement, whereas Holding has agreed to release Centers from all rights, duties and obligations under the original note, accept the Company as the new borrower under the original note, extend the maturity date of the note to be at least six (6) months after the maturity date of the Credit Agreement, convert all interest payments to be paid-in-kind instead of cash, and to subordinate its interest in the original note pursuant to a subordination agreement.  For further information refer to Exhibit 10.3 attached to this Current Report on Form 8-K.

In lieu of a salary for W. Collett, the Company paid management fees to Freedom of $65,000 per month.  The management fees have not been paid since December 31, 2008.  The Company has $1,755,000 of accrued but unpaid consulting fees rendered through March 31, 2011.  As of March 31, 2011, the Company had a payable to Freedom in the amount of $150,000.  On April 25, 2011, the Company entered into the Promissory Note with Freedom for $1,905,000.  In connection with the Promissory Note the Company and Freedom have entered into a Subordination Agreement, dated as of April 25, 2011.  The Company shall pay interest, paid-in-kind instead of in cash, at the rate of six percent (6%). The outstanding principal of the Promissory Note, all accrued but unpaid interest thereon and all other charges, fees, or expenses hereunder shall be due and payable in full on the date six (6) months after the maturity date of the Credit Agreement.  For further information refer to Exhibit 10.5 attached to this Current Report on Form 8-K.

On November, 1997, the Company entered into a new business-residential real estate development. These Properties consisted of over 100 fully-developed, and 163 partially-developed, single-family residential home sites, a swim and tennis club facility, and 27 acres of partially-developed commercial property.  At March 31, 2011, the Company had six (6) residential lots remaining to be sold.  The Company is currently in default on the mortgage on one of the lots with Hamilton State Bank.   Mr. W. Collett has been named the defendant in the lawsuit filed by Hamilton State Bank.  The suit has been filed in the Superior Court of Hall County State of Georgia and the note also provides for collection of attorney’s fees in the event of default.  At March 31, 2011 the Company owed the Hamilton State Bank $46,106, including interest and attorney fees. The six (6) lots have a book value of $234,000. The Properties are located on the east side of Georgia Highway 81, approximately one (1) mile south of U.S. Highway 78, inside the Loganville, Georgia city limits, in Walton County.

On December 3, 2010, B. Collett, advanced the Company $125,000 for operating expenses. The original loan agreement was between B. Collett and A. Neiman.  Ms. Neiman agreed to modify the original note in the amount of $125,000 with B. Collett to accept the Company as the new borrower under the note, extend the maturity date of the note under the Credit Agreement, and at the Company’s option permit interest to be paid-in-kind instead of in cash and generally subordinate the obligations under the note to those under the Credit Agreement.  For further information refer to Exhibit 10.4 attached to this Current Report on Form 8-K.

At March 31, 2011, the Company owed Holding $200,000 for dividends on Preferred F stock. The dividends have been accrued but not paid.

The foregoing descriptions of the material terms of the B. Collett Employment Agreement, Restriction Agreement, Licciardi Employment Agreement and Freedom Consulting Agreement are qualified in their entirety by reference to B. Collett Employment Agreement, Restriction Agreement, Licciardi Employment Agreement and W. Collett Consulting Agreement, copies of which are included as Exhibits 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description

4.1	Warrant Agreement, dated as of April 25, 2011, by and among Florida Gaming Corporation and the holders named therein.
4.2	Warrant Agreement, dated as of April 25, 2011, by and among Florida Gaming Centers, Inc., Florida Gaming Corporation as Guarantor and the holders named therein.
4.3	Registration Rights Agreement, dated as of April 25, 2011, by and among Florida Gaming Corporation and the holders named therein.
10.1	Credit Agreement, dated as of April 25, 2011, by and among Florida Gaming Centers, Inc., Florida Gaming Corporation, the lenders party thereto, and ABC Funding, LLC as Administrative Agent
10.2	Modification Agreement, dated as of April 25, 2011 by and between Solomon O. Howell and James W. Stuckert and Florida Gaming Corporation.

10.3	Modification, Assignment and Assumption Agreement, dated as of April 25, 2011, by and among Freedom Holding, Inc., Florida Gaming Centers, Inc., and Florida Gaming Corporation.
10.4	Modification, Assignment and Assumption Agreement, dated as of April 25, 2011, by and among Andrea S. Neiman, Florida Gaming Centers, Inc., and Florida Gaming Corporation.
10.5	Florida Gaming Corporation Promissory Note, dated as of April 25, 2011, in the amount of $1,905,000.
10.6
Freedom Pledge Agreement, dated as of April 25, 2011, by and among William B. Collett, William B. Collett, Jr., Hurd Family Partnership, L.P. and ABC Funding, LLC. (Included as Exhibit H to Exhibit 10.1 filed herewith)

10.7	Employment Agreement, dated as of April 25, 2011, between Florida Gaming Centers, Inc. and W. Bennett Collett, Jr.
10.8	Employee Bonus Compensation Restriction Agreement, dated as of April 25, 2011, by and between W. Bennett Collett, Jr. and ABC Funding, LLC. (Included as Exhibit K to Exhibit 10.1 filed herewith)
10.9	Employment Agreement, dated as of April 25, 2011, by and between Florida Gaming Centers, Inc. and Daniel J. Licciardi.
10.10	Consulting Agreement, dated as of April 25, 2011 by and between Freedom Financial Corporation and Florida Gaming Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: April 27, 2011	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Warrant Agreement, dated as of April 25, 2011, by and among Florida Gaming Corporation and the holders named therein.
4.2	Warrant Agreement, dated as of April 25, 2011, by and among Florida Gaming Centers, Inc., Florida Gaming Corporation as Guarantor and the holders named therein.
4.3	Registration Rights Agreement, dated as of April 25, 2011, by and among Florida Gaming Corporation and the holders named therein.
10.1	Credit Agreement, dated as of April 25, 2011, by and among Florida Gaming Centers, Inc., Florida Gaming Corporation, the lenders party thereto, and ABC Funding, LLC as Administrative Agent
10.2	Modification Agreement, dated as of April 25, 2011 by and between Solomon O. Howell and James W. Stuckert and Florida Gaming Corporation.
10.3	Modification, Assignment and Assumption Agreement, dated as of April 25, 2011, by and among Freedom Holding, Inc., Florida Gaming Centers, Inc., and Florida Gaming Corporation.
10.4	Modification, Assignment and Assumption Agreement, dated as of April 25, 2011, by and among Andrea S. Neiman, Florida Gaming Centers, Inc., and Florida Gaming Corporation.
10.5	Florida Gaming Corporation Promissory Note, dated as of April 25, 2011, in the amount of $1,905,000.
10.6
Freedom Pledge Agreement, dated as of April 25, 2011, by and among William B. Collett, William B. Collett, Jr., Hurd Family Partnership, L.P. and ABC Funding, LLC. (Included as Exhibit H to Exhibit 10.1 filed herewith)

10.7	Employment Agreement, dated as of April 25, 2011, between Florida Gaming Centers, Inc. and W. Bennett Collett, Jr.
10.8	Employee Bonus Compensation Restriction Agreement, dated as of April 25, 2011, by and between W. Bennett Collett, Jr. and ABC Funding, LLC.
10.9	Employment Agreement, dated as of April 25, 2011, by and between Florida Gaming Centers, Inc. and Daniel J. Licciardi.
10.10	Consulting Agreement, dated as of April 25, 2011 by and between Freedom Financial Corporation and Florida Gaming Corporation (Included as Exhibit K to Exhibit 10.1 filed herewith)